                               ASSIGNMENT OF TRADEMARK

    WHEREAS, ML Direct, Inc., a Delaware corporation, of c/o The Columbus Circle, 211 East 49th Street, New York, New York 10017, has adopted, used, and is using a mark which is registered in the United States Patent and Trademark Office, trademark name "Scent Signs", Serial No. 75-249692, filing date February 28, 1997; and

    WHEREAS, Star Shoppe Direct, Inc., a Florida corporation, of 3001 Executive Drive, Suite 120, Clearwater, Florida 34622, is desirous of acquiring said mark and the registration thereof;

    NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, said ML Direct, Inc. does hereby assign unto the said Star Shoppe Direct, Inc. all of its right, title and interest to the said mark, together with the goodwill symbolized by the mark, and the above identified registration thereof.

    Nothing herein shall expand the representations and warranties in the Asset Purchase Agreement dated the date hereof among ML Direct, Inc., Star Shoppe Direct, Inc., and Benedict V. White and no other representations or warranties, express or implied, are made by ML Direct, Inc. hereby.

                                           ML DIRECT, INC.

                                           By: _____________________________
                                           Name:
                                           Title:

State of New York  )
                   )    ss.
County of New York )

    On this _____ day of October, 1997, before me, a notary public, personally appeared ___________________________, to me known, who being by me duly sworn, did depose and say that he/she is the _________________ of ML Direct, Inc., the corporation named in and which executed the foregoing, that he/she is duly authorized to execute the same, and that he/she subscribed, sworn to and acknowledged the same in his/her capacity as such officer and as the authorized and binding act and deed of said corporation.

                                           _________________________________
                                           Notary Public

                               ASSIGNMENT OF TRADEMARK

    WHEREAS, ML Direct, Inc., a Delaware corporation, of c/o The Columbus Circle, 211 East 49th Street, New York, New York 10017, has adopted, used, and is using a mark which is registered in the United States Patent and Trademark Office, trademark name "Optimum Maid", Serial No. 75-224024, filing date January 10, 1997; and

    WHEREAS, Star Shoppe Direct, Inc., a Florida corporation, of 3001 Executive Drive, Suite 120, Clearwater, Florida 34622, is desirous of acquiring said mark and the registration thereof;

    NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, said ML Direct, Inc. does hereby assign unto the said Star Shoppe Direct, Inc. all of its right, title and interest to the said mark, together with the goodwill symbolized by the mark, and the above identified registration thereof.

    Nothing herein shall expand the representations and warranties in the Asset Purchase Agreement dated the date hereof among ML Direct, Inc., Star Shoppe Direct, Inc. and Benedict V. White and no other representations or warranties, express or implied, are made by ML Direct, Inc. hereby.

                                           ML DIRECT, INC.

                                           By: _____________________________
                                           Name:
                                           Title:

State of New York  )
                   )    ss.
County of New York )

    On this _____ day of October, 1997, before me, a notary public, personally appeared ___________________________, to me known, who being by me duly sworn, did depose and say that he/she is the _________________ of ML Direct, Inc., the corporation named in and which executed the foregoing, that he/she is duly authorized to execute the same, and that he/she subscribed, sworn to and acknowledged the same in his/her capacity as such officer and as the authorized and binding act and deed of said corporation.

                                           _________________________________
                                           Notary Public